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                                                                 EXHIBIT 10.14



                       SUMMARY OF BASIC LEASE PROVISIONS

DATE OF LEASE:          April 1, 1998

LANDLORD:               Carduners Property Partnership

ADDRESS OF LANDLORD:    c/o Carduner's Liquor Store
                        Carduner Shopping Center
                        Routes 130 and 571
                        East Windsor, New Jersey 08520

TENANT:                 Yardville National Bank

ADDRESS OF TENANT:      3111 Quakerbridge Road
                        Mercerville, New Jersey 08619

DEMISED PREMISES:       SEE ARTICLE 1 OF LEASE

LEASE TERM:             Six Years 7 months

RENT COMMENCEMENT DATE: April 1, 1998

LEASE EXPIRATION DATE:  October 31, 2004

MINIMUM RENT TO BE PAID DURING LEASE TERM:

                                              Annual                 Monthly

April 1, 1998    - October 31, 1999        $39,262.48 (19 mos)      $4,907.81
November 1, 1999 - October 31, 2000        $65,000.00               $5,416.66
November 1, 2000 - October 31, 2001        $65,000.00               $5,416.66
November 1, 2001 - October 31, 2002        $65,000.00               $5,416.66
November 1, 2002 - October 31, 2003        $65,000.00               $5,416.66
November 1, 2003 - October 31, 2004        $65,000.00               $5,416.66

PERMITTED USE: Bank offices and drive through (provided Tenant obtains and maintains all required permits and authorizations and operates in accordance with all laws, rules, ordinances and regulations) and no other use.

TOTAL LEASED AREA OF DEMISED PREMISES: Approx. 3,275 square feet
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SECURITY DEPOSIT: None

RENEWAL OPTION:   Two (2) options to renew for five (5) years each.

RENT IN THE FIRST RENEWAL TERM:

                                          Annual         Monthly

November 1, 2004 - October 31, 2005     $66,300.00      $5,525.00
November 1, 2005 - October 31, 2006     $67,626.00      $5,635.50
November 1, 2006 - October 31, 2007     $68,978.52      $5,748.21
November 1, 2007 - October 31, 2008     $70,358.09      $5,863.17
November 1, 2008 - October 31, 2009     $71,765.25      $5,980.43

RENT IN THE SECOND RENEWAL TERM:

                                          Annual         Monthly

November 1, 2009 - October 31, 2010     $73,918.20      $6,159.85
November 1, 2010 - October 31, 2011     $76,135.75      $6,344.65
November 1, 2011 - October 31, 2012     $78,419.82      $6,534.98
November 1, 2012 - October 31, 2013     $80,772.41      $6,731.03
November 1, 2013 - October 31, 2014     $83,195.59      $6,932.96

BROKER(S):      NONE
COMMISSION:      NONE
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                                     LEASE

     This Lease ("Lease") dated the date shown on the Summary of Basic Lease Provisions, by and between the landlord named on the Summary of Basic Lease Provisions ("Landlord") and the tenant named on the Summary of Basic Lease Provisions ("Tenant").

                                   WITNESSETH

ARTICLE 1 - DEMISED PREMISES

1.1 That in consideration of the rents and covenants herein set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord a portion of the real estate designated on the tax map of East Windsor Township as lot 15 and block 6 consisting of the existing building known as 18 Princeton Hightstown Road, East Windsor, New Jersey, together with the right to use the drive way and existing parking area as identified on Exhibit A hereto.

ARTICLE 2 - TERM

2.1 The term of this Lease shall be as set forth on the Summary of Basic Lease Provisions, and shall include any renewals and extensions of the Lease ("Lease Term").

ARTICLE 3 - IMPROVEMENTS AND ALTERATIONS

3.1 Tenant shall not, without the prior written consent of Landlord make any alterations or improvements to the Demised Premises.

ARTICLE 4 - RENT

4.1 Landlord reserves and Tenant covenants to pay to Landlord without demand, set-off, deduction or abatement at Landlord's address as set forth above, or at such other place as may hereafter be designated in writing by Landlord, on the days and in the manner herein prescribed for the payment thereof guaranteed minimum monthly rent and additional rent for the Demised Premises as set forth in this Article 4.

4.2 During the term of this Lease, Tenant covenants to pay the total minimum annual rent ("Minimum Annual Rent") and the minimum monthly rent ("Minimum Monthly Rent") as set forth on the Summary of Basic Lease Provisions and in the manner prescribed herein. Tenant covenants to pay Minimum Annual Rent in equal monthly installments. The Minimum Monthly Rent shall be due and payable on the first day of each month throughout the term

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       of this Lease, commencing on the Rent Commencement Date set forth on the
       Summary of Lease Provisions. In the event that the Rent Commencement Date is a not the first day of a month, Minimum Monthly Rent for the first month of the Lease Term shall be appropriately prorated.

4.4 In addition to the Minimum Annual Rent and the Minimum Monthly Rent stipulated herein, Tenant covenants and agrees to pay to Landlord as additional rent (hereinafter "Additional Rent"), all other sums and charges which are, pursuant to the terms of this Lease, to be paid by the Tenant. Except as otherwise specifically provided in this Lease, Additional Rent shall be due and payable with the next monthly Minimum Monthly Rent payment after the Additional Rent becomes due. It being the understanding of the parties hereto that this Lease is to be triple net for the benefit of the Landlord.

4.5 The term "Lease Year" means each twelve (12) month period during the Lease Term with the first Lease Year being the period beginning on the date when the first monthly installment of Minimum Monthly Rent is to be paid in advance and ending at the conclusion of that twelve (12) month period.

4.6 In the event Tenant shall fail to pay Minimum Monthly Rent and/or Additional Rent when due, then in addition to the Landlord's rights as contained in Article 20 hereof, interest shall accrue thereon at the rate of ten percent (10%) per annum from the day after the due date to the date of full payment.

4.7 Minimum Monthly Rent and Minimum Annual Rent shall be due and payable by Tenant without any setoff, deduction or abatement.

ARTICLE 5 - USE OF PREMISES

5.1 Tenant covenants and agrees to continuously use and occupy the entire Demised Premises solely for the use set forth on the Summary of Basic Lease Provisions in compliance with all applicable laws, ordinances, requirements and regulations of any governmental authority having jurisdiction and for no other use. Tenant shall not change the aforementioned use without the prior written consent of Landlord, which consent may be withheld by Landlord in its reasonable discretion.

5.2 Tenant acknowledges that there are federal, state and local laws, regulations and guidelines, and that additional laws, regulations and guidelines may hereafter be enacted relating to or affecting Tenant's use of the Demised Premises and concerning the impact on the environment, construction, land use, the maintenance and operation of structures, and the conduct of business. Tenant will not cause or permit to be caused, any act or practice, by negligence, omission or otherwise, that would violate any laws, regulations or guidelines environmental or otherwise. Any violation of this covenant shall be an event of default pursuant to
       Article 20 hereof. Tenant shall have no claim against Landlord by reason of any change to the Demised Premises required pursuant to any laws, regulations and guidelines.

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5.3    Tenant shall not place any obstructions, refuse or debris of any kind which tend to obstruct the sidewalk, hallway or stairway areas in or around the Demised Premises. Tenant shall keep the Demised Premises in neat and clean condition, and, if necessary, hire janitorial services to this end. Tenant shall cause all garbage, recycling and refuse to be removed from the Demised Premises and placed in receptacles designated by the Landlord, at Tenant's expense.

5.4 Tenant shall not suffer or permit the Demised Premises, or any part thereof, to be used in any manner Which would in any way:

       (i) violate any of the provisions of any grant, lease or mortgage to which this Lease is or may become subordinate provided that any such provision is not inconsistent with the rights acquired by Tenant under this Lease;

       (ii)   violate any laws or requirements of public authorities;

       (iii) make void or voidable any fire liability insurance policy then in force with respect to the Demised Premises;

       (iv) increase the costs of or make unobtainable or extraordinarily difficult to obtain from reputable insurance companies authorized to do business in New Jersey at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance which may be purchased or maintained by Landlord;

       (v) cause physical damage to the Demised Premises or any part thereof, or constitute a nuisance therein;

       (vi)   impair the appearance of the Demised Premises;

       (vii)  discharge objectionable fumes, vapors or odors; or

       (viii) impair or interfere with any of the Demised Premises' services or the proper and economic cleaning, heating, air conditioning, ventilating or other servicing of the Demised Premises or impair or interfere with the use of the Demised Premises by, or occasion discomfort, annoyance or inconvenience to Landlord or any of the other tenants of the Landlord or Landlord's related companies. The provisions of this Section 5.4 and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any of the articles of this Lease as may herein be expressly otherwise provided.

5.5 If any license, approval or permit, governmental or otherwise, including a Certificate of Occupancy or approval of the Board of Health, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, then Tenant, at its expense, shall duly procure, provide Landlord with copies of and thereafter maintain such license, approval or permit and Tenant shall at all times comply with the terms and conditions of each such license, approval or permit.

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ARTICLE 6 - ADDITIONAL RENTS: OPERATION AND MAINTENANCE COSTS, UTILITIES,
            REAL ESTATE TAXES

6.1 If requested by Landlord, Tenant shall provide for and pay as Additional Rent all of the Operation and Maintenance Costs, Utilities Costs and Expenses and Real Estate Taxes of the Demised Premises as such terms are defined herein. Otherwise, Tenant shall provide for and pay all of the Operation and Maintenance Costs, Utilities Costs and Expenses and Real Estate Taxes of the Demised Premises directly.

6.2 The Operation and Maintenance Costs shall include all costs and expenses relating to the operation, maintenance, repair, replacement and ownership of the Demised Premises, including, but not limited to, the cost and expense of the following items:

       (a) All reasonable wages, salaries and fees of all employees and agents for time actually devoted to the repair, replacement, maintenance and security of the Demised Premises, including taxes, insurance and all other employee benefits relating thereto;

       (b) All supplies and materials used in the management, operation, repair, replacement, and maintenance of the Demised Premises;

       (c) All maintenance and service agreements on equipment, including, without limitation, exterminating, window cleaning and repair and heating, air-conditioning, and all maintenance, repairs and replacements;

       (d) All repairs, replacements and general maintenance, including maintenance for the entire Demised Premises, inclusive of structural work, including roof repairs or replacement and repairs or full replacement of electrical, plumbing, HVAC or any elements, equipment or machine services for the Demised Premises;

       (e) All service or maintenance contracts with independent contractors for operation, repair, replacement, or maintenance;

       (f) All garbage removal, cleaning and janitorial services for all exterior and interior areas;

       (g) All snow and ice removal, salting and\or sanding from sidewalks and parking lots;

       (h) Landlord's insurance for covering fire and such other risks as are from time to time involved in standard extended coverage endorsements and special broad form coverages, insuring not less than ninety (90%) percent of the full insurable value of the Demised Premises and improvements and betterments installed by Landlord or others within same, in addition to rent loss insurance in amounts acceptable to Landlord;

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       (i)    maintenance, repair and replacement of the land and facilities utilized for or as parking lots; access and perimeter roads; truck passageways and loading platforms; service corridors; elevators; landscaped and grass areas; exterior lawn sprinklers, walks, stairways, ramps; corridors and stairs; directory equipment; storm and sanitary sewers; utility lines, signs and the like; and the structure of the Demised Premises and any other structures on the property and all components and structural parts and systems of same including but not limited to the roof, mechanical systems, loadbearing, walls, floors and all other structural components.

6.3 Utilities Cost and Expenses shall include, but not be limited to, the cost and expense of charges for oil, gas, water, telephone, electricity for lighting, heating and air-conditioning the Demised Premises and for water (including sewer rental and assessments) furnished to the Demised Premises and including any taxes on such utilities. Landlord shall have the right to select the providers of said utilities.

6.4 Real Estate Taxes shall mean the aggregate of the real estate taxes, assessments and other governmental charges and levies, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever (including without limitation assessments for public improvements or benefits and interest on unpaid installments thereof) which may be levied, assessed or imposed or become liens upon or arise out of the use, occupancy or possession of the land, buildings, leasehold improvements, betterments, and other permanent improvements within or to the Demised Premises from time to time. The term "Real Estate Taxes" shall not, however, include inheritance, estate, succession, transfer, gift, franchise, corporation income or profit tax imposed upon Landlord,

6.5 If not paid by Tenant directly, Landlord shall reasonably estimate Additional Rent for the Demised Premises and Tenant shall pay Additional Rent to Landlord in advance in twelve (12) equal monthly installments during the year based upon said estimate. Promptly after the close of each year the actual Additional Rent for that year shall be determined by Landlord, who shall thereupon notify Tenant of such determination. Promptly following determination and notification an adjusting payment or credit shall be made for underpayment or overpayment of the actual Additional Rent, as the case may be. Adjustments in the estimated Additional Rent may be made during the year in the event that substantial changes in the estimate are experienced. Anything hereinabove to the contrary notwithstanding, Landlord shall have the right to bill Tenant for Tenant's Proportionate Share of Real Estate Taxes as the taxes are due instead of having them paid in monthly installments as hereinabove provided.

6.7 The Additional Rent due under the terms and conditions of this Lease shall be payable by Tenant without any setoff, deduction or abatement

ARTICLE 7 - RULES AND REGULATIONS

7.1 Tenant covenants and agrees to faithfully observe and comply with reasonable rules and regulations which may now exist or which Landlord may hereafter make.

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ARTICLE 8 - REAL ESTATE TAXES

8.1 The Tenant agrees that if at any time during the Lease Term the present method of taxation or assessment shall be so changed that the taxes now levied, assessed or imposed on real estate, and/or improvements thereon shall, in lieu thereof, be imposed, assessed or levied wholly as a capital levy or otherwise upon the rents reserved herein or as a tax, corporation franchise tax, assessment, levy or charge or any part thereof, measured by or based in whole upon the entire Demised Premises, or on the rents derived therefrom and imposed upon Landlord, then Tenant shall pay to Landlord all such taxes so measured or based.

8.2 The certificate, advise or bill of the appropriate official designated by law to make or issue the same or to receive payment of such tax and/or assessment shall be prima facie evidence of the amount of the same which is due at the time of the making or issuance of such certificate, advice or bill.

8.3 Tenant may appeal, at its own expense, any tax assessment of the Demised Premises with the prior written consent of Landlord. This right shall not be deemed to in any manner limit Landlord's right to also appeal any such assessment.

ARTICLE 9 - TENANT'S MAINTENANCE AND REPAIRS

9.1 Tenant shall, at Tenant's own cost and expense, maintain and make all repairs and replacements with respect to the Demised Premises during and at the expiration or termination of the Lease Term, including, but not limited to, interior floors, walls and ceilings, and plumbing and electrical installations within the Demised Premises, Tenant shall be solely responsible for the condition, repairs, maintenance to and replacement of any services to the Demised Premises, compliance with all codes and regulations affecting the Demised Premises or Tenant's use of the Demised Premises.





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ARTICLE 10 - SERVICES OF LANDLORD

10.1 Landlord shall not be responsible for providing and does not warrant any services under this Lease and shall not be liable to any persons whatsoever, if any slow-down, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies or otherwise, or caused by the maintenance, repair, substitution, renewal, replacement or improvements of any of the equipment involved in the furnishing of any services to Tenant, or caused by changes of services, quantity or character of electric service, alterations, strikes, lock-outs, labor controversies, fuel shortages, accidents, Acts of God or the elements or any other cause beyond the reasonable control of Landlord; and, specifically, no such slow-down, interruption or stoppage of any services shall ever be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Minimum Monthly Rent or Additional Rent payable hereunder or in any manner or for any purpose relieve Tenant from any of its obligations hereunder, and in no event shall Landlord be liable for damage to persons or property or be in default hereunder as a result of such slow-down, interruption or stoppage.

10.2 Landlord will not be responsible for the failure of the heating, air-conditioning, plumbing or electrical systems in the Demised Premises. Such failure shall be corrected by Tenant at its sole cost and expense.

ARTICLE 11 - ALTERATIONS, SIGNS, ETC.

11.1 Tenant shall not place any signs, nor make any alterations, decorations, installations, additions or improvements (hereinafter "Tenant Changes") in or to the Demised Premises without in each instance obtaining the Landlord's prior written consent, which consent shall not be unreasonably withheld. Any signs placed upon the Demised Premises shall be acceptable to Landlord. All Tenant Changes shall be done at Tenant's sole cost and expense. All Tenant Changes become the property of Landlord, and shall remain upon, and be surrendered with the Demised Premises as part thereof at the end of the Lease Term or any extension thereof. Tenant shall also furnish Landlord with outline plans and specifications for Tenant Changes prior to the performance of the work.

11.2 Tenant agrees that any Tenant Changes shall be done in a good and workmanlike manner and in conformity with all laws, ordinances and regulations of all public authorities having jurisdiction.

11.3 Tenant agrees that it will procure all necessary permits before making any Tenant Changes. Tenant agrees to pay promptly when due the entire cost of any work done by or for Tenant upon the Demised Premises so that the Demised Premises shall at all times be free of liens for labor or material. Tenant agrees to save and indemnify Landlord from any and all injury, loss, claims, or damages to any person or property occasioned by or in connection with any Tenant Changes.

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

11.4 Any such Tenant Changes shall be performed in such manner as not to interfere with the occupancy of any other tenant of the Landlord nor delay or impose any additional expense upon Landlord in the maintenance or operation of the Demised Premises. Prior to the commencement of Tenant Changes, Tenant shall obtain and maintain at its expense Workmen's Compensation Insurance and Bodily Injury and Property Damage Public Liability Insurance and so called "Builders Risk" Insurance (all such insurance shall conform to the requirements of Article 12 hereof) and shall submit certificates as evidence thereof to Landlord.

11.5 All movable property, furniture, equipment, furnishings and trade fixtures shall remain the property of Tenant and shall be removed by Tenant at its expense at any time on or before the expiration of the Lease Term. In case of damage to the Demised Premises caused by such removal, Tenant shall restore the Demised Premises to good order and condition. Any property, furniture, equipment, furnishings, or trade fixtures not removed by Tenant at the end of the Lease Term may, at the option of the Landlord, be deemed to have been abandoned, and in such case may either be retained by Landlord as its property or may be disposed, of, without accountability or liability, at Tenant's expense in such manner as Landlord may see fit. Tenant's obligations pursuant to this paragraph shall survive the termination of this Lease.

ARTICLE 12 - INSURANCE

12.1 Tenant covenants to provide at Tenant's cost and expense on or before the Commencement Date, and to keep in full force and effect during the entire Lease Term and so long thereafter as Tenant, or anyone claiming by, through or under Tenant, shall occupy the Demised Premises, insurance coverage as follows:

       (a) Comprehensive Public Liability insurance with contractual liability endorsements with respect to the Demised Premises and the business of Tenant in which Tenant shall be adequately covered under limits of liability of not less than $1,000,000.00 for injury or death to any one person, and $2,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage and structural damage to the Demised Premises.

       (b) Fire and Extended Coverage, Vandalism, Malicious Mischief and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decorations, trade fixtures, furnishings, equipment in the Demised Premises and all contents therein. Landlord shall not be liable for any damage to such property of Tenant by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such Coverage is in effect), no matter how caused, it being understood that the Tenant will look solely to its insurer for reimbursement.

       (c) Workers' Compensation Insurance covering all persons employed by Tenant.

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

       (d)    Rent loss insurance.

12.2 All of the aforesaid insurance shall be written by one or more responsible insurance companies satisfactory to Landlord and in form satisfactory to Landlord and shall contain endorsements substantially as follows:

       "It is understood and agreed that the insurer will give to {Landlord's name}, c/o Carduner's Liquor Store, Carduner Shopping Center, Route 130, Hightstown, New Jersey 08520, or any successor landlord ten (10) days written notice of any material change in or cancellation of this policy."

12.3 Tenant shall be solely responsible for payment of premiums and Landlord (or its designee) shall not be required to pay any premium for such insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of such policy, proof of said policy, it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire Lease Term, any extension thereof and any other period of time during which, pursuant to the terms hereof, said insurance is required.

12.4 Tenant agrees, at its own cost and expense, to comply with all of the rules and regulations of the Fire Insurance Rating Organization having jurisdiction and any similar body. If, at any time or from time to time, as a result of or in connection with any failure by Tenant to comply with the foregoing sentence or any act or ommission or commission by Tenant, its employees, agents, contractors or licensees, or as a result of or in connection with the use to which the Demised Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Landlord), the fire insurance rates) applicable to the Demised Premises as a result of such use of the Demised Premises in which same are located shall be higher than that which would be applicable for the least hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord as Additional Rent, such portion of the premiums for all fire insurance policies in force with respect to the aforesaid properties and the contents of any occupant thereof as shall be attributable to such higher rate(s).

12.5 Landlord makes no representation that the limits of liability specified to be carried by Tenant or Landlord under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this
       Article 12, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

ARTICLE 13 - INDEMNIFICATION

13.1 Tenant shall save and hold Landlord harmless from and against all liability, claims, and demands on account of personal injuries (including, without limitation of the foregoing, Worker's Compensation and death claims) or property loss or damage of any kind whatsoever which arise out of or are in any manner connected with Tenant's occupancy and/or use of the Demised Premises, whether the result from the negligent act or failure to act or perform any duty or obligation required herein of Tenant, subtenants or their officers, employees, agents, contractors, licensees, guests, invitees, visitors or otherwise. Landlord will use its best efforts to so notify Tenant of any such claims but any failure to so notify will not constitute a waiver of any Landlord's rights herein.

13.2 Neither Tenant nor Landlord, nor their respective agents, employees and representatives, shall be liable to the other for loss or damage covered by any insurance policy. The liability of the Tenant to indemnify Landlord as set forth in subparagraph 13.1 hereof shall not extend to any matter to the extent Landlord actually receives insurance proceeds therefor; provided, however, that if any such liability exceeds the amount of the effective and collectible insurance applicable, Tenant shall remain liable for such excess amount.

ARTICLE 14 - FIRE

14.1 In the event of the total destruction of the Demised Premises by fire or other casualty during the Lease Term hereof or in the event of such partial destruction thereof as to render the Demised Premises wholly untenantable or unfit for occupancy, then in either event, unless such damage can, in the reasonable opinion of Landlord, be repaired within one hundred eighty (180) days after the occurrence, or unless said damage was caused by Tenant, its agents, licensees and\or invitees, in which case Tenant shall be responsible for the repair, this Lease and the term hereby created, shall at either's party's option, to be exercised within fifteen (15) days after notice from Landlord as hereinafter provided cease from the date of such damage or destruction and Tenant shall upon written notice from Landlord immediately surrender the Demised Premises to Landlord and Tenant shall pay rent within said term only to the time of such damage or destruction. If, however, in Landlord's reasonable opinion, the damage as aforesaid can be repaired within one hundred eighty (180) days from the occurrence thereof, Landlord shall (unless Landlord shall elect not to repair or rebuild, as hereinafter provided) repair the Demised Premises with all reasonable speed, this Lease shall continue in full force and effect and there shall be an abatement of rent. Landlord shall notify Tenant within thirty (30) days from the occurrence of the destruction as to whether or not the damage can be repaired within one hundred eighty (180) days after the occurrence thereof

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14.2   In the event of the partial destruction of the Demised Premises by fire or other casualty during the Lease Term hereof, which such partial destruction does not render the Demised Premises wholly untenantable or unfit for occupancy for more than one hundred eighty (180) days in the Landlord's reasonable opinion, or unless said damage was caused by Tenant, its agents, licensees and\or invitees, in which case Tenant shall be responsible for the repair, Landlord shall (unless Landlord's mortgagees do not so permit) repair the damage with all reasonable speed, this Lease shall continue in full force and effect and there shall be an abatement of rent. If such damage cannot be repaired within one hundred eighty (180) days after the occurrence in the reasonable opinion of Landlord, this Lease and the term hereby created shall at either party's option, to be exercised within fifteen (15) days after notice from Landlord as hereinafter provided, shall cease from the date of such damage or destruction as provided in Section 14.1. Landlord shall notify Tenant within thirty (30) days from the occurrence of the destruction as to whether or not the damage can be repaired within one hundred eighty
       (180) days after the occurrence thereof.

14.3 In the event that the Demised Premises shall be so slightly damaged by fire or other casualty so as not to affect or only slightly affect the operation of Tenant's business in the Demised Premises as reasonably determined by Landlord, there shall be no abatement of rent and this Lease shall continue in full force and effect, and Landlord shall enter and repair the damage with all reasonable speed.

14.4 After any such damage or destruction to the Demised Premises has been repaired pursuant to this Lease, Tenant shall promptly, at Tenant's expense, redecorate and refixture the Demised Premises in a manner and to at least a condition equal to that existing prior to its destruction or casualty.

14.5 Landlord shall use its best efforts to effect any such repair or restoration promptly and in such manner as not unreasonably to interfere with the use and occupancy of the Demised Premises but such efforts shall be subject to (i) Landlord's inability to obtain materials; (ii) Acts of God; (iii) strikes, fire or weather; (iv) acts of governmental authority; or (v) any other cause beyond the control of Landlord.

       Notwithstanding the above, Landlord shall not be required to incur overtime or additional charges in any such repair or restoration of the Demised Premises pursuant to this Article 14.

14.6 The provisions of this Article 14 shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law of the State of New Jersey, providing for such a contingency in the absence of an express agreement and any other law of like import, now or hereafter in force, shall have no application in such case.

14.7 In case of any damage by fire or other casualty, Tenant shall immediately notify Landlord and Landlord shall immediately notify Tenant.

ARTICLE 15 - EMINENT DOMAIN

15.1 In the event that the entire or substantially the entire Demised Premises shall be taken for any public or quasipublic use or should be taken by right of eminent domain or any other right, or should be sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date when the Demised Premises is taken by the condemning authority. In the event of such taking and termination, Tenant may undertake any action against the condemning authority to which it may be entitled.

15.2 In the event that the entire or substantially the entire Demised Premises shall not be taken and this Lease is not terminated after the eminent domain proceeding, Landlord shall promptly commence to repair or restore the Demised Premises, including redecorating and refixturing providing Tenant pays the cost thereof, to tenantable condition and complete same with due diligence, except for delays caused by (i) Landlord's inability to obtain materials; (ii) Acts of God; (iii) strikes, fire or weather,
       (iv) acts of governmental authority; or (v) any other cause beyond the control of Landlord.

ARTICLE 16 - ASSIGNMENT, SUBLETTING OR SURRENDER.

16.1 Tenant agrees not to sell, assign, sublet, mortgage, hypothecate, pledge, or in any manner transfer this Lease or its interest in the Demised Premises during the Lease Term, without the prior written consent of the Landlord, which consent may be Withheld in the reasonable discretion of the Landlord.

16.2 Tenant may not sublet or assign this Lease to any entity which would be categorized by ISRA (New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et. seq.) as an "Industrial Establishment."

16.3 If Tenant violates any provisions of this Lease, Landlord may accept from any assignee, sublessee, licensee, concessionaire or anyone who claims a right to the interest of Tenant under this Lease or who occupies any part or the whole of the Demised Premises the payment of Minimum Monthly Rent and Additional Rent and/or the performance of any of the other obligations of Tenant under this Lease, but acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this Lease nor a recognition by Landlord that any such assignee, sublessee, licensee, concessionaire, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant's part to be performed under this Lease.

16.4 Notwithstanding the consent of the Landlord pursuant to Section 16.1, the assignor or sublessor Tenant shall remain liable for the performance of Tenant's obligations hereunder.

16.5 Upon any sale, assignment, subletting, or any transfer by Tenant of its interest in this Lease, the Demised Premises or upon the sale, assignment or any transfer by Tenant of the business, the assets of the business (other than in the ordinary course of business), or any transfer of the stock own by any shareholder in the business conducted at the Demised Premises during the Lease Term, the then current Minimum Annual Rent shall be increased by one hundred (100%) percent and all Minimum Monthly Rent payments shall be increased proportionately.

ARTICLE 17 - ENTRY BY LANDLORD

17.1 Landlord, or its duly authorized employees and agents, may enter the Demised Premises at reasonable business hours for the following:

       (i)    to inspect the same;

       (ii) to supply any service to which Tenant has failed to provide under the terms of this Lease;

       (iii) to make repairs required of Tenant hereunder, which Tenant has failed to make;

       (iv) to perform any work therein that may be necessary to comply with any laws, statutes, ordinances, regulations, orders and requirements of all governmental authorities having jurisdiction over the premises, or to prevent waste or deterioration of the Demised Premises; provided, however, that all such work shall be done as promptly as reasonably possible. Any repairs, alterations or improvements to the Demised Premises shall be done in a manner so as to not unreasonable disrupt Tenant's business, if possible except for emergency repairs which shall be done as required at the sole cost and expense of Tenant. Landlord may, during the progress of any such work keep and store upon the Demised Premises, all necessary materials, tools and equipment required for such work and Tenant shall be responsible therefor. Landlord shall at all times retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry of the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises or any portion thereof; and

       (v)    to show the Demised Premises for sale or lease.

ARTICLE 18 - ENVIRONMENTAL LAW COMPLIANCE

18.1 During the term of this Lease, Tenant shall, at Tenant's own expense, comply with all Federal or State laws, rules and regulations pertaining to the environment, hazardous substances or hazardous wastes as defined by law and the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder and any successor legislation and regulations ("ISRA"). If required hereunder, Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the various governmental agencies or bodies having jurisdiction, including, but not limited to, the Bureau of Industrial Site Evaluation or its successor ("Bureau") of the New Jersey Department of Environmental Protection and Energy ("NJDEPE"). Tenant's obligation under ISRA shall arise only if there is a closing, termination or transferring of operations of any industrial establishment of Tenant during or by reason of the termination or cancellation of this Lease pursuant to ISRA, or if the actions or inactions of Tenant or its agents at the Demised Premises either directly or indirectly results in an event which, by the occurrence of same, requires compliance with ISRA or the regulations thereunder.

18.2 Provided this Lease is not previously canceled or terminated by either party or by operation of law, Tenant shall commence its submission to the Bureau in anticipation of the end of the Lease Term, no later than six
       (6) months prior to the expiration of the Lease Term. Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions, correspondence and oral or written communications by the Bureau to Tenant or its agents or visa versa. Tenant shall also promptly furnish to Landlord true and complete copies of all test results and reports, if any, obtained and prepared at and around the Demises Premises. Tenant shall notify Landlord in advance of any meetings scheduled between Tenant or its agents and the NJDEPE, and Landlord may attend all such meetings.

18.3 Should Tenant's operations at the Demised Premises be outside of those industrial operations covered by ISRA, Tenant shall, at Tenant's own expense, obtain a letter of non-applicability or de minimum quantity exemption from the Bureau prior to the expiration of the Lease Term or its earlier cancellation and shall promptly provide a copy of Tenant's submission and the original of the Bureau's exemption letter to Landlord.

18.4 Should NJDEPE determine that a cleanup plan be prepared and undertaken because of a spill or discharge by Tenant of a hazardous substance or waste at the Demised Premises which occurred during the Lease Term, Tenant shall, at Tenant's own expense, promptly take any necessary samples and prepare and submit the required cleanup plan and financial assurance, and shall promptly carry out the approved plan.

18.5 If Tenant fails to comply with any environmental law, rule or regulation; or fails to obtain either: (i) a non-applicability letter; (ii) a de minimus quantity exemption; (iii) a negative declaration; or (iv) final approval of cleanup; (collectively referred to as "ISRA Clearance") from NJDEPE; or fails to clean up the Demised Premises pursuant to the above prior to the expiration of the Lease Term, then Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ISRA Clearance and to fulfill the obligation set forth above regarding compliance with applicable environmental laws, rules and regulations. If Landlord treats Tenant as a holdover tenant, then Tenant shall pay monthly to Landlord double the Minimum Monthly Rent and Additional expiration of the Lease Term, then Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ISRA Clearance and to fulfill the obligation set forth above regarding compliance with applicable environmental laws, rules and regulations. If Landlord treats Tenant as a holdover tenant, then Tenant shall pay monthly to Landlord double the Minimum Monthly Rent and Additional Rent which Tenant would otherwise have paid, until such time as Tenant obtains ISRA Clearance and fulfills its obligations above, and during the holdover period all of the terms of this Lease shall remain in full force and effect.

18.6 For any ISRA or other submittals to environmental authorities undertaken by Landlord or its agents, Tenant shall promptly provide all information required or requested by Landlord for Landlord's preparation of any ISRA or other environmental submission and shall promptly sign such affidavits and submissions when requested or required by Landlord, if they are correct.

18.7 Tenant represents and warrants to Landlord that Tenant intends to use the premises only for the uses permitted in this Lease, which operations have the Standard Industrial Classification ("S.I.C.") numbers as defined in the most recent edition of the SIC manual published by the Federal Executive Office of the President, Office of Management and Budget as set forth in the Summary of Basic Lease Provisions hereof. Tenant's use of the Demised Premises shall be restricted to said uses only unless Tenant obtains Landlord's prior written consent to any change in use. Tenant shall notify Landlord as to any changes in Tenant's overall operation, S.I.C. number or use during the Lease Tenn.

18.8 Tenant shall permit Landlord and Landlord's agents and employees access to the Demised Premises for the purposes of environmental inspections and sampling upon prior reasonable notice during regular business hours, or during other hours in the event of any emergency. Tenant shall not restrict access to any part of the Demised Premises, and Tenant shall not impose any conditions to access.

18.9 Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, fines, suits, procedures, actions, proceedings, liabilities, losses, damages, penalties and costs, foreseen and unforeseen, including counsel, engineering and other professional or expert fees which Landlord may incur by reason of Tenant's action or non-action with regard to Tenant's obligations under this Article and spills or discharges of hazardous substances or wastes by Tenant at the Demised Premises during Tenant's occupancy of same and Tenant's failure to provide all information required by any environmental law or NJDEPE. This Article shall survive the expiration or earlier termination of this Lease. Tenant's failure to abide by the terms of this Article shall be restrainable by injunction.

18.10 Tenant shall promptly: (i) supply Landlord with copies of all notices, reports, correspondence and submissions made by Tenant to any local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances; and (ii) notify Landlord as to any liens threatened or attached against property of Tenant or the Demised Premises pursuant to any environmental law, rule or regulation. The event that such a lien if filed against the Demised Premises, then Tenant shall, within thirty (30) days from the date that the lien is placed against the Demised Premises either pay the claim and remove the lien, or furnish either a bond or cash deposit in the amount of the claim out of which the lien arises, or other security satisfactory to the Landlord in an amount sufficient to discharge the claim out of which the lien arises.

18.11 If Tenant is permitted to assign or sublease the Demised Premises pursuant to this Lease Agreement, then as a condition precedent to Tenant's right to sublease the Demised Premises or to assign this Lease, if any, Tenant shall, at Tenant's own expense, first comply with ISRA and fulfill all of Tenant's environmental obligations under this Lease pursuant to Article 18 which also arise upon termination of Tenant's Lease Term.

18.12 Tenant represents, covenants and warrants that Tenant shall not use the Demised Premises to "discharge" (as such term is defined in the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. ["Spill Act"] "hazardous substances" (as such term is defined in the Spill Act). In the event that there shall be filed a lien against the Demised Premises pursuant to and in accordance with the Spill Act, arising from the intentional or unintentional action or omission of Tenant or Tenant's employees, agents, contractors, licensees, invitees, assigns or subtenants, then Tenant shall, within thirty (30) days from the date Tenant is given notice of the lien or in such shorter period of time in the event that the State of New Jersey, or any agency or subdivision thereof, has commenced steps to cause the Demised Premises and building to be sold pursuant to the lien, pay the claim and remove the lien from the Demised Premises and building. If Tenant fails to do such by said period, Landlord shall be entitled to resort to such remedies as provided in the Lease as in the case of any default of the Lease, in addition to such as are permitted at law, in equity, or otherwise.

18.13 Tenant represents, covenants and warrants that Tenant shall not use the Demised Premises in such a manner so as to become liable under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA"). In the event that there shall be filed a lien against the Demised Premises pursuant to and in accordance with CERCLA arising from the intentional or unintentional action or omission of Tenant or Tenant's employees, agents, contractors, licensees, invitees, assigns or subtenants, then Tenant shall, within thirty (30) days from the date Tenant is given notice of the lien or in such shorter period of time in the event that the United States, or any agency or subdivision thereof, has commenced steps to cause the Demised Premises to be sold pursuant to the lien, pay the claim and remove the lien from the Demised Premises. If Tenant fails to do so by said period, Landlord shall be entitled to resort to such remedies as are provided in the Lease as in the case of any default of the Lease, in addition to such as are permitted at law, in equity or otherwise.

18.14 In amplification of Article 13 and not by way of limitation, Tenant shall indemnify, defend and save harmless Landlord from and against all fines, suits, procedures, claims, actions, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys fees) of any kind arising out of or in any way connected with Tenant's or Tenant's employees, agents, contractors, licensees, invitees, assigns or subtenants whose actions or inactions or failure to maintain the Demised Premises results in any spills or discharges of hazardous substances, hazardous wastes, or pollutants at the Demised Premises which occur during the term of the Lease; and from all fines suits, procedures, claims, actions, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorney's fees) of any kind arising out of Tenant's failure to provide all information, make all submission and take all action required by the DEPE in order to comply with ISRA, the Spill Act, CERCLA or any other environmental law.

18.15 Tenant's obligations and liabilities under this Article 18 shall continue after expiration of the term of the Lease for so long as Landlord remains responsible for any spills or discharges of hazardous wastes at the Demised Premises which occur during the term of the Lease.

18.16 Landlord and any employee, representative, agent or contractor of Landlord, the DEPE or any other federal, state or local governmental body, agency or division having applicable jurisdiction may enter the Demised Premises for the purpose of inspecting same for compliance with any environmental law.

ARTICLE 19 - SURRENDER

19.1 On the last day of the Lease Term demised, or the sooner termination thereof, Tenant shall peaceably surrender the Demised Premises broom clean, in good order, condition and repair, reasonable wear and tear excepted. On or before the last day of the Lease Term or the sooner termination thereof, Tenant shall, at its expense, remove its trade fixtures and signs from the Demised Premises, and any property not removed shall be deemed abandoned and may be removed and disposed of by Landlord and the expense of such removal shall be paid to Landlord by Tenant without any setoff for the salvage value of goods so removed. If the Demised Premises be not so surrendered at the end of the Lease Term or the sooner termination thereof, Tenant shall pay to Landlord as liquidated damages double the Minimum Monthly Rent and Additional Rent and other sums due hereunder for the entire holdover period. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Upon termination of this Lease for any reason, Tenant shall promptly surrender all keys and safe combinations for the Demised Premises to Landlord at the place then fixed for payment of rent. Tenant shall be considered to be holding over until such items are returned to the Landlord. Tenant's covenants hereunder shall survive the expiration or termination of this Lease.

19.2 If the Tenant shall occupy the Demised Premises with the consent of the Landlord after the expiration of this Lease and rent is accepted from said Tenant, said occupancy and payment shall be construed as an extension of this Lease for a term expiring on the last day of the month next following the month in which the Lease expired and occupation thereafter shall operate to extend the term of this Lease for but one (1) month at a time unless other terms of such extension are made in writing and signed by the parties hereto. In such event, if either Landlord or Tenant desires to terminate such occupancy at the end of any month after the termination of this Lease, when no renewal term or subsequent lease be in effect, the party so desiring to terminate shall give the other party at least thirty (30) days written notice of termination. Failure on the part of the Tenant to give such notice shall obligate it to pay all rents for the additional calendar month following the month in which the Tenant gave notice.

 ARTICLE 20 - DEFAULT

20.1 Tenant shall, without previous demand therefor, pay to Landlord the Minimum Monthly Rent and Additional Rent at the times and in the manner heretofore provided.

       In the event:

       (a) of default in the payment of any rents or of any installment or part thereof, or in the payment of any other sum or any part thereof which may become due from Tenant to Landlord hereunder, at the time and in the manner provided herein; or

       (b)    the Demised Premises shall be deserted or abandoned; or

       (c) except as provided in (a) and (b) above or as otherwise set forth herein, of the violation by Tenant of any of the covenants, agreements and conditions herein provided or of any of the Rules and Regulations now or hereafter reasonably established by Landlord provided that the Tenant is given written notice of such violation by the Landlord and has not cured within ten (10) days following receipt of the notice; or

       (d) at any time prior to or during the term of this Lease, Tenant shall make an assignment for the benefit of its creditors; or if Tenant shall file a voluntary petition in bankruptcy; or if Tenant shall be adjudicated a bankrupt or insolvent; or if the affairs of Tenant shall be taken over by or pursuant to an order of any court or of any other officer or governmental authority pursuant to any federal, state or other statute or law; or if Tenant shall admit in writing its inability to pay debts generally as they become due; or if Tenant shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statue or law; or if Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver of liquidator or if, within ten (10) days after the commencement of any proceedings against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future federal bankruptcy act or any other present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceedings shall have not been dismissed; or if, within ten (10) days after the expiration of any such statute, such appointment shall not have been vacated; or

       (e)    Tenant shall cease operating its business at the Demised Premises;
              or

       (f) Tenant should sell, assign, transfer or otherwise dispose of its business or any assets of the subject business, not in the ordinary course of business; or

       (g) any shareholder of the Tenant shall sell, assign, transfer or otherwise dispose of any of its stock in the subject business; or

       (i) in the event action shall be taken by Tenant or any other person in furtherance of any of the aforesaid purposes;

       then upon the happening of any such event, Tenant shall be deemed to be in default under this Lease, Tenant's security deposit shall be forfeited immediately to Landlord and Landlord may at its option, terminate this Lease and all rights of Tenant therein and/or enter the Demised Premises as the agent of Tenant, change the locks, all without being liable for any prosecution liability or damage therefor, and relet the Demised Premises and receive the rent therefor upon such terms as shall be satisfactory to Landlord and all rights of Tenant to repossess the Demised Premises under this Lease shall cease and end upon such termination or entry. For the purpose of reletting, Landlord shall be authorized to make such repairs or alterations in or to the Demised Premises as may be necessary to place the same in good order and condition. Tenant shall be liable for and hereby agrees to pay to Landlord the cost of such repairs or alterations and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the rent provided for in this Lease, Landlord, at its option, may require Tenant to pay such deficiency month by month (or at any greater intervals), or may hold Tenant responsible in advance for the entire deficiency resulting from such reletting. In the event of a default as provided for herein, Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of Tenant in or upon the Demised Premises, including, without limitation, furniture, fixtures (including trade fixtures) and merchandise of Tenant, to assure payment of the rent and performance of the covenants and conditions of this Lease. Landlord shall have the right, as agent of Tenant, to take possession of all personal property of Tenant found in or about the Demised Premises, including, without limitation, furniture and fixtures of Tenant, and after providing Tenant with advance notice, sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this Lease, or remove all such effects and store the same in a public warehouse or elsewhere at the cost of and for the account of Tenant, or any other occupant, Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment.

20.2 In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

20.3 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, any other agreement between the Tenant and Landlord, or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease, any other agreement between Tenant and Landlord, or now or hereafter existing at law or in equity or by statute or otherwise.

20.4 If the term of this Lease shall be terminated due to default by the Tenant of any of the terms or covenants herein contained, this Lease and the term and estate hereby granted, whether or not the term shall heretofore have commenced, shall at the Landlord's option, terminate with the same effect as if that day were the expiration date of the term of this Lease, but Tenant shall remain liable for all rents and damages as are provided for herein.

20.5 It is stipulated and agreed that in addition to all other remedies and rights which Landlord may have under this Lease, at law or in equity, in the event of a default by Tenant under this Lease, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Demised Premises for the same period. If such Demised Premises or any part thereof be relet by the Landlord for the unexpired term of said lease, or any part thereof, the amount of rent reserved upon such reletting shall be prima facia evidence for the whole of the Demised Premises so relet during the term of the reletting.

20.6 If the Landlord in its sole discretion determines to utilize the services of any of its attorneys (including in-house counsel) for any purpose in enforcing Landlord's rights under this Lease, including enforcing rights arising from Tenant's default under this Lease, the Tenant upon demand shall pay the Landlord's reasonable attorney's fees and court and other collection and litigation costs.

ARTICLE  21 - UTILITY CHARGES

21.1 Tenant shall pay all charges incurred for the use of utility services at the Demised Premises whether separately metered to the Demised Premises or not, including, without limitation the cost of gas, heat, hot water, cold water, maintenance service contracts, exterminating, electricity and telephone. No electric current, gas lines or utility companies shall be used except those which are approved by Landlord, nor shall electric or other wires be brought to additional outlets or electrical fixtures installed within the Demised Premises except upon the written consent and approval of the Landlord. Tenant will not overload any of the circuits within the Demised Premises and shall have no right to use any electric current outside the Demised Premises. Tenant shall be responsible for complying with all applicable governmental laws and regulations as well as Landlord's rules pertaining to utilities, recycling and disposing of garbage and waste from the Demised Premises.

ARTICLE 22 - QUIET ENJOYMENT

22.1 Upon the payment of all Minimum Monthly Rent and Additional Rent and upon Tenant's observance and performance of all of the terms and provisions of this Lease, Tenant, subject to the terms and provisions of this Lease and to all mortgages and underlying leases of record to which this Lease may be or may become subordinate, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Demised Premises during the Lease Tenn.

ARTICLE 23 - CONSENT BY LANDLORD

23.1 Whenever, under this Lease, provision is made for Tenant securing the written consent or approval by Landlord, such consent or approval shall be in writing and may be withheld by Landlord in its reasonable discretion, unless otherwise specifically provided herein.

ARTICLE 24 - SUBORDINATION

24.1 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases of the Demised Premises or any part of the entire premises and to all mortgages and building loan agreements, including leasehold mortgages and building loan mortgages, which may now or hereafter affect the same, to each and every advance made or to be made under such mortgages, and to all renewals, modifications, replacements and consolidations of such mortgages. This
       Section 24.1 shall be self-operative and no further instrument, in recordable form shall be required. Notwithstanding the foregoing, Landlord, the lessor of any such lease or the holder of any mortgage or any of their respective successors in interest may require evidence of such subordination, and Tenant hereby irrevocably constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant.

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

24.2 Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the lessor under any such underlying lease, any instruments which may be necessary or appropriate to evidence such attornment and Tenant hereby appoints Landlord or the lessor under such underlying lease, the irrevocable attorney-in-fact of Tenant to execute and deliver any such instrument for and on behalf of Tenant. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect, to the went permitted by law, which may give or purport to give Tenant any right or election to terminate this Lease or to surrender possession of the Demised Premises in the event such underlying lease terminates or any such proceeding is brought by the lessor under such underlying lease, and agrees that, at the election of lessor under such underlying lease, this Lease shall not affect in any way whatsoever such proceeding or termination.

24.3 Any mortgagee, including leasehold mortgagees and building loan mortgagees, which may now or hereafter affect the Demised Premises, may require that this Lease be subordinate to the mortgage in which event Tenant agrees to execute any instrument that the holder of the mortgage may require to evidence same.

ARTICLE 25 - CONSTRUCTION\MECHANICS' LIENS

25.1 Tenant shall not suffer any construction or mechanic's lien filed against the Demised Premises by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Demised Premises through or under Tenant. If any such construction or mechanic's lien shall at any time be filed against the Demised Premises, Tenant shall forthwith cause the same to be discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise, but Tenant shall have the right to contest any and all such liens. If Tenant shall fail to cause such lien to be discharged within thirty (30) days after being notified of the filing thereof and before judgment or sale thereunder, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the amount so paid by Landlord and/or costs and expenses, including reasonable attorney's fees, incurred by Landlord in procuring the discharge of such lien, shall be deemed to be Additional Rent.

ARTICLE 26 - NOTICES

26.1 Any notice required or permitted under this Lease shall, unless otherwise specifically provided for herein, be deemed sufficiently given or served if sent by (i) hand delivery, (ii) registered or certified mail, return receipt requested, postage prepaid, or (iii) nationally recognized overnight carrier, prepaid, addressed to Tenant at the address set forth on page one of this Lease and to Landlord at the address then fixed for the payment of rent. Any such notice shall be deemed given three (3) days after the date of mailing. Either party may by fifteen (15) days notice at any time designate a different address to which notices shall subsequently be mailed.

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

ARTICLE 27 - WAIVER OF TRIAL BY JURY

27.1 To the extent permitted by law, Landlord and Tenant hereby waive trial by jury in any action brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Demised Premises, including any claim for injury or damage.

ARTICLE 28 - NO OTHER WAIVER OR MODIFICATIONS

28.1 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment of the right to enforce said agreements, terms, covenants, conditions or obligations in the future.

ARTICLE 29 - CURING TENANT'S DEFAULTS

29.1 If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord without thereby waiving such default, may (but shall not be obligated to) perform the same for the account of and at the expense of Tenant. Bills for any reasonable and necessary expense incurred by Landlord for the account of Tenant, and reasonable and necessary bills for all costs, expenses and disbursements, including, without being limited to, reasonable attorney's fees, incurred in collecting or endeavoring to collect the Minimum Monthly Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease, or pursuant to law, including, without being limited to, any cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant and any charges for other services incurred by Tenant under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable by Tenant immediately. If such charges are not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent under this Lease together with interest thereon at the rate of ten percent (10%) per annum from the date the said bills should have been paid.

ARTICLE 30 - ESTOPPEL CERTIFICATE

30.1 Tenant agrees, at any time and from time, as requested by Landlord, upon not less than ten (10) days prior notice, to execute and deliver without cost or expense to the Landlord a statement certifying that this Lease in unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Minimum Monthly Rent and Additional Rent have been paid, stating whether or not, to the best knowledge of the Tenant, the

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

       Landlord is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which the Tenant may have knowledge and stating any other information reasonably requested.

30.2 It is intended that any such statement delivered to the Landlord pursuant to Article 30 may be relied upon by any prospective purchaser of the Demised Premises or any mortgagee or any assignee of any mortgage upon the leasehold, the fee and/or the Demised Premises or any proposed lessee of all or any part of same.

ARTICLE 31 - PARTIES BOUND

31.1 The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 16 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 31 shall not be construed as modifying the conditions or limitation contained in Article 20, However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Demised Premises as owner or lessee thereof and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Demised Premises, but only with respect to the period ending with a subsequent transfer within the meaning of this Article 31 and such transferee, by accepting said interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided in this Lease. A sale, assignment of, or lease of Landlord's entire interest in the entire premises as owner thereof, shall be deemed a transfer within the meaning of this Article 31.

31.2 Tenant shall look solely to Landlord's interest in the Demised Premises (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment ( or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or Landlord's transferees shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

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

ARTICLE 32 - FORCE MAJEURE

32.1 Except as otherwise expressly provided for herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or is unable to supply or is delayed in supplying any service, expressed or implied, to be supplied or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any cause beyond Landlord's reasonable control, including, but not limited to, Acts of God, strikes, labor troubles, shortage of materials, government preemption in connection with a national emergency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or similar emergency; provided that Landlord shall in each instance exercise reasonable diligence to effect performance as soon as possible. It is agreed that the Landlord shall not be required to incur any overtime or additional expenses in Landlord's reasonable diligence to effect the performance of any of the Landlord obligations in this Lease contained.

ARTICLE 33 - SECURITY DEPOSIT

33.1 The Tenant will deposit with Landlord upon the signing of this Lease a security deposit in the amount set forth on the Summary of Basic Lease Provisions ("Security Deposit"). The Security Deposit shall be held by the Landlord during the term of this Lease and any renewal or extension. The Landlord may deduct from the Security Deposit any expenses incurred in connection with the Tenant's violation of any agreement, term or condition contained in this Lease. If the amount of damage caused by Tenant's violation of any of the agreements, terms or conditions of this Lease exceeds the Security Deposit, the Tenant shall pay the additional amount of the damages to the Landlord upon demand. If the Landlord uses the Security Deposit or any part of it during the Lease Term, the Tenant shall upon demand pay the Landlord for the amount spent. The amount of the Security Deposit is to remain constant throughout the Lease Term and any renewal or extension of this Lease. The Security Deposit is not to be used by the Tenant for the payment of rent. The Landlord shall repay to the Tenant any balance remaining within a reasonable time after the end of the Lease Term or any applicable renewal or extension. The Tenant shall not be entitled to interest on the Security Deposit.

ARTICLE 34 - GENDER/TENSES

34.1 The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associates, partnership or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

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

ARTICLE 35 - TAXES ON TENANT'S PROPERTY

35.1 Tenant shall be liable for all taxes levied or assessed against any personalty, fixtures and equipment installed or maintained by Tenant in the Premises. If any such taxes are levied or assessed against Landlord, Tenant shall pay Landlord, upon demand, all taxes for which Tenant is liable as aforesaid.

ARTICLE 36 - BROKERS

36.1 Except as identified on the Summary of Basic Lease Provisions, Landlord and Tenant represent that no broker is involved in this transaction or brought about this Lease. Landlord and Tenant agree to indemnify and hold each other harmless against any liability which either is legally obligated to discharge and which is imposed wholly or partly because of a relationship with any broker, agent or its representative other than specified above.

ARTICLE 37 - GENERAL PROVISIONS

37.1 The laws of the State of New Jersey shall govern the validity performance and enforcement of this Lease and any dispute arising hereunder shall be adjudicated in a forum located in the State of New Jersey.

37.2 The invalidity of one or more phrases, articles, sections, sentences, clauses or paragraphs contained in this Lease shall not affect the remaining portions of this Lease or any part thereof, and in the event that any one or more of the phrases, articles, sections, sentences, clauses or paragraphs contained in this Lease shall be deemed invalid, this Lease shall be construed as if such invalid phrases, articles, sections, sentences, clauses or paragraphs had not been inserted herein.

37.3   Tenant shall not record this Lease nor any Memorandum of Lease.

ARTICLE 38 - RENEWAL OPTION

38.1 Provided Tenant has not defaulted under the terms of this Lease, Tenant shall have the right to extend the term of this Lease from the date upon which this Lease would otherwise expire for the period set forth on the Summary of Basic Lease Provisions ("Extended Period"). If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is one (1) year prior to the termination of the then Lease Term. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided for the giving of such notice, whether such failure is inadvertent or intentional, time

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

       being of the essence as to the exercise of said option. Upon the proper exercise of this option by Tenant, the Lease Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. The Lease during the Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period, except that Tenant shall have no right or option to extend the term for any period of time beyond the expiration of the Extended Period and except that in the Extended Period the Minimum Annual Rent and The Minimum Monthly Rent shall be adjusted as provided on the Summary of Basic Lease Provisions. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised. Such options to extend the term of this Lease may not be severed from this Lease or separately sold, assigned or otherwise transferred.

ARTICLE 39 - SUMMARY OF BASIC LEASE PROVISIONS

39.1 The Summary of Basic Lease Provisions attached to the front of this Lease is hereby incorporated into and made a part of this Lease by this reference.

       IN WITNESS WHEREOF, Landlord and Tenant have signed their names and affixed their seals the day and year first above written.

 WITNESS\ATTEST:                          LANDLORD
                                          Carduners Property Partnership


                                          By: /s/ Robert Carduner
-------------------------                    --------------------------------
                                             Robert Carduner, Partner

WITNESS\ATTEST:                           TENANT
                                          Yardville National Bank


/s/                                       By: /s/
-------------------------                    ---------------------------------


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